                                                                   EXHIBIT 23.2

To First Chicago NBD Corporation:

  As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated January 15, 1998, on the consolidated financial statements of First Chicago NBD Corporation included in the Form 10-K for the year ended December 31, 1997 and to the reference to our Firm under the caption "Experts" included in this Registration Statement.

                                          /s/ Arthur Andersen LLP

                                          Arthur Andersen LLP

Chicago, Illinois,
July 27, 1998